PRUDENTIAL SMALL-CAP QUANTUM FUND, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


                                             June 25,
1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

     Re:  Rule 24f-2 Notice for Prudential Small-Cap
Quantum Fund, Inc.
          File Nos. 333-24495 and 811-08167

Ladies and Gentlemen;

     On behalf of Prudential Small-Cap Quantum Fund,
Inc., enclosed for filing under the Investment Company
Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-
7525.

                                   Very truly yours,

                                   /s/ Marguerite E.H.
Morrison
Marguerite E.H. Morrison
                                   Assistant Secretary



















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